Exhibit 10.56

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality requested. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the United States Securities and Exchange Commission.

PARTICIPATION AGREEMENT

EFFECTIVE DATE OF THIS PARTICIPATION AGREEMENT (“PA”): January 15, 2007

RECITAL: The parties desire to enter into an agreement under which Microsoft Ireland Operations Limited (“Buyer”) may purchase from Novell Ireland Software Limited (“Supplier”), and may distribute, the right to enroll in SLES Subscriptions in a manner similar to an arrangement entered into by the parties’ parent corporations, all pursuant to the terms and conditions set forth below

AGREEMENT: This PA adopts and incorporates by reference the following terms and conditions of the Business Collaboration Agreement (“BCA”) in effect as of November 2, 2006, as amended January 18, 2007, between Microsoft Corporation and Novell, inc.:

1.	Section 4.1

2.	Section 4.2(a), except that the [***] under this PA shall [***], and such [***] shall be paid no later than [***].

3.	Sections 4.2(b) & (c)

4.	Section 4.3(a), (b) & (c)

5.	Section 4.3(d), except that the plans developed thereunder will be substantially similar to those developed under the BCA.

6.	Section 4.4

7.	Section 8.1, excluding the reference to Section 8.2.

8.	Section 9

9.	Section 10 except that as between Buyer and Supplier under this PA, Section 10.2 shall read as follows:

10.2	LIMITATION OF LIABILITY. SUBJECT TO SECTION 10.4 BELOW AND EXCEPT WITH REGARD TO BUYER’S PAYMENT OBLIGATION AND SUPPLIER’S CORRESPONDING OBLIGATION TO DISTRIBUTE SUBSCRIPTION CERTIFICATES UNDER SECTI0N 4.2(a) ABOVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE MAXIMUM AGGREGATE LIABILITY OF EACH PARTY TO THE OTHER PARTY FOR ANY AND ALL CLAIMS WHATSOEVER ARISING OUT OF OR UNDER THIS AGREEMENT WILL NOT EXCEED [***].

10.	Section 11.2(b) & 11.2(d)

11.	Section 11.3, with respect to sections listed therein that are adopted in this PA

12.	Sections 12.2, 12.3, 12.4, and 12.5

[*** Confidential Treatment Requested]

13.	Section 12.6, except that notices shall be addressed as follows:

If to Supplier: Novell Ireland Software Limited Corrig Court, Corrig Road Sandyford Industrial Estate Sandyford, Dublin 18 Ireland Attn: Managing Director Fax +353-1-605-8200	If to Buyer: Microsoft Ireland Operations Limited Atrium Building Block B Carmenhall Road Sandyford Industrial Estate, Dublin 18 Ireland Attn: Licensing Processing Team
Email: LMurtagh@novell.com Email cc: EMEA Contract Admin@novell.com

With a copy to:

Microsoft Corporation

Vice President, Intellectual Property and

Licensing

Group Legal and Corporate Affairs

One Microsoft Way

Redmond, WA 98052

United States of America

Fax: (425) 708-5891

Email: jpnotice@microsoft.com

14.	Sections 12.8, 12.10 and 12.11

15.	All BCA definitions for terms used in the BCA sections identified above or otherwise used this PA, unless otherwise defined or specified in this PA.

For the purpose of this PA, the following terms shall have the following meanings where used in the BCA provisions adopted and incorporated herein; “Microsoft” means Buyer, “Novell” means Supplier, “Agreement’ means this PA, and “Effective Date” means the PA Effective Date above.

This PA does not adopt and incorporate any subsequent amendments to the BCA unless agreed to in writing by the parties to this PA.

ADDITIONAL TERMS: The following terms and conditions are included in this PA.

1. Taxes: Prices are exclusive of all applicable sales or value added or similar taxes which shall be paid by the Buyer to the Supplier in addition to such prices. Buyer agrees to pay and bear the liability for all applicable taxes associated with the marketing, sale, delivery, redemption or activation of Prepaid Subscription Rights and Subscription Certificates ordered, redeemed or activated under this PA, including but not limited to sales, use, excise, value added and similar taxes and all customs, duties or governmental impositions, but excluding taxes on Novell’s and Supplier’s net income or capital or any withholding taxes where such withholding tax is required by law. In the event Buyer is required to withhold taxes, Buyer agrees to furnish Supplier all required receipts and documentation substantiating such payment. If Supplier is required by law to remit any tax or duty upon the marketing, sale, delivery, redemption or activation of the Subscription Certificates, Buyer agrees to reimburse Supplier within 30 days after Supplier notifies Buyer in writing of such remittance.

2. Choice of Law: This PA will be governed by the substantive law, excluding private International law rules, of the Republic of Ireland. To the extent their exclusion is permissible, the terms of the United Nations Convention on the International Sale of Goods will not apply to this PA, even where they have been adopted as part of the domestic law of the country whose law governs the contract as specified herein.

3. Order of Precedence: in the event of any conflict in the applicable terms, the order of precedence will be: (i) this Participation Agreement; and (ii) the BCA.

4. Term: The term of this PA will be the same as the term of the BCA; if the BCA terminates or expires for any reason, this PA will terminate at the same time.

[*** Confidential Treatment Requested]

5. Assignment: Neither party shall assign this Agreement or any covenants, releases or other privileges received hereunder to any third party under action of law or otherwise, including in connection with a Change of Control, Spin Off, or the insolvency or bankruptcy of the party, except (a) either party may assign the Agreement as a whole to its parent corporation, or (b) with the written consent of the other party. Any attempted assignment In derogation of this Section shall be void.

6. Signatures: Each party acknowledges it has read this PA, understands its terms, and has full authority to enter into this Participation Agreement.

ACCEPTED AND AGREED TO:	ACCEPTED AND AGREED TO:
Microsoft Ireland Operations Limited	Novell Ireland Software Limited
By:	By:

/s/ Ben Orndorff Jan 16, 2007	/s/ Lorcan Murtagh 16 Jan 2007
Buyer Signature Date	Buyer Signature Date

Ben Orndorff	Lorcan Murtagh
Printed Name	Printed Name

Director	Finance Director
Title & Organization	Title & Organization

Buyer Address:	Buyer Address:
Atrium Building Block B	Corrig Court, Corring Road
Carmenhail Road	Sandyford Industrial Estate
Sandyford Industrial Estate, Dublin 18	Sandyford, Dublin 18
Ireland	Ireland

[*** Confidential Treatment Requested]